EXHIBIT 10(A)

BANK ONE CORPORATION
STOCK PERFORMANCE PLAN
As Amended and Restated Effective February 20, 2001

BANK ONE CORPORATION
STOCK PERFORMANCE PLAN
As Amended and Restated Effective February 20, 2001

1.    Purpose and History

The purpose of the BANK ONE CORPORATION Stock Performance Plan (the “Plan”) is to provide incentives and rewards for selected employees of the Corporation and its Subsidiaries (i) to support the execution of the Corporation’s business and human resources strategies and the achievement of its goals and (ii) to associate the interests of Employees with those of the Corporation’s stockholders. The Plan was originally approved by the stockholders of First Chicago NBD Corporation on May 10, 1996, assumed by Bank One Corporation on October 2, 1998 and subsequently amended from time to time. The Plan as set forth herein is an amendment and restatement, effective February 20, 2001, of the Bank One Corporation Stock Performance Plan.

2.    Definitions

(a)  “Award” includes, without limitation, stock options (including incentive stock options under Section 422 of the Code), stock appreciation rights, performance share or unit awards, dividend or equivalent rights, stock awards, restricted share or unit awards, or other awards that are valued in whole or part by reference to, or are otherwise based on, the Corporation’s Common Stock (“other Common Stock-based Awards”), all on a stand alone, combination or tandem basis, as described in or granted under this Plan.

(b)  “Award Summary” means a written summary setting forth the terms and conditions of each Award made under this Plan.

(c)  “Board” means the Board of Directors of the Corporation, excluding any member who is an officer or Employee of the Corporation or who otherwise would not be considered a “Non-Employee Director” within the meaning of Rule 16b-3 of the Securities and Exchange Commission.

(d)  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(e)  “Committee” means the Organization, Compensation and Nominating Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer this Plan.

(f)  “Common Stock” means the Common Stock, par value $.01 per share, of the Corporation.

(g)  “Corporation” means BANK ONE CORPORATION, a Delaware corporation.

(h)  “Employee” means an employee of BANK ONE CORPORATION or a Subsidiary.

(i)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j)  “Fair Market Value” means the closing price of Common Stock as listed on the New York Stock Exchange Composite Transaction Tape for the trading day immediately preceding the valuation date (or, if no closing price is listed for Common Stock on such date, the next immediately preceding date for which a closing price is listed); provided, however, that the Committee may modify the definition of Fair Market Value with respect to any particular Award.

(k)  “Participant” means an Employee who has been granted an Award under the Plan.

(l)  “Plan” means the BANK ONE CORPORATION Stock Performance Plan.

(m)  “Plan Year” means a twelve-month period beginning with January 1 of each year.

(n)  “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Corporation has or obtains, directly or indirectly, an ownership interest of at least 50% by reason of stock ownership or otherwise.

3.    Eligibility

Any Employee selected by the Committee is eligible to receive an Award. In addition, the Committee may select those former Employees who have a consulting arrangement with the Corporation or a Subsidiary whom the Committee determines have a significant responsibility for the success and future growth and profitability of the Corporation.

4.    Plan Administration

(a)  Except as otherwise determined by the Board, the Plan shall be administered by the Committee. The Board, or the Committee to the extent determined by the Board, shall periodically make determinations with respect to the participation of Employees in the Plan and, except as otherwise required by law or this Plan, the grant terms of Awards including vesting schedules, price, length of relevant performance, restriction or option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of this Plan, and such other terms and conditions as the Board or the Committee deems appropriate.

(b)  The Committee shall have authority to interpret and construe the provisions of the Plan and the Award Summaries and to make determinations pursuant to any Plan provision or Award Summary. Any such interpretation or determination shall be final and binding on all parties. No member of the Committee shall be liable for any action or determination made in good faith, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation’s Restated Certificate of Incorporation, as it may be amended from time to time.

(c)  The Committee may designate persons other than its members to carry out its responsibilities under such conditions or limitations as it may set, other than its authority with regard to Awards granted to Employees who are officers or directors of the Corporation for purposes of Section 16 of the Exchange Act.

(d)  The Committee shall have the authority at any time prior to a Change of Control (as defined in Section 12 below) to cancel Awards for reasonable cause and to provide for the conditions and circumstances under which Awards shall be forfeited.

5.    Stock Subject to the Provisions of this Plan

(a)  The stock subject to the provisions of this Plan shall be shares of authorized but unissued Common Stock and shares of Common Stock held as treasury stock, subject to adjustment in accordance with the provisions of Section 10, and subject to Section 5(b) below, the total number of shares of Common Stock available for grants of Awards in any Plan Year shall not exceed 2% of the outstanding

Common Stock as reported in the Corporation’s Annual Report on Form 10-K for the fiscal year ending immediately prior to such Plan Year.

(b)  There shall be available for Awards under the Plan in any Plan Year, in addition to shares available for grant under paragraph (a) of this Section 5, all of the following: (i) any unused portion of the limit set forth in paragraph (a) of this Section 5 for any prior Plan Year; (ii) shares represented by Awards which are canceled, surrendered, forfeited, terminated, paid in cash or expire unexercised; (iii) the excess amount of variable Awards which become fixed at less than their maximum limitations; (iv) any shares of Common Stock that are used to pay the purchase price or any withholding taxes associated therewith upon the exercise of an option, to the extent such shares result in the grant of a replacement option; provided, however, that the total number of shares of Common Stock which may be available for Awards under the Plan Year may not exceed 5% of the outstanding Common Stock as reported in the Corporation’s Annual Report on Form 10-K for the fiscal year ending immediately prior to the applicable Plan Year.

(c)  The exercise of an option or stock appreciation right granted in tandem therewith will reduce proportionately the number of shares subject to the tandem stock appreciation right or option. In addition, any shares ceasing to be subject to the related option or right because of such reduction shall not increase the number of shares of Common Stock available for future Awards granted under the Plan. The grant of a performance or restricted share unit Award shall be deemed to be equal to the maximum number of shares which may be issued under the Award. Where the value of an Award is variable on the date it is granted, the value shall be deemed to be the maximum limitation of the Award. Awards payable solely in cash will not reduce the number of shares available for Awards granted under the Plan.

6.    Awards Under this Plan

As the Board or Committee may determine, the following types of Awards and other Common Stock-based Awards may be granted under this Plan on a stand alone, combination or tandem basis:

(a)  Stock Option.    A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine; provided that the exercise price of any option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant of such Award; provided further that no more than 10,000,000 stock options and stock appreciation rights in the aggregate (except that a stock option issued in tandem with a stock appreciation right shall be counted as one stock option for purposes of this maximum) may be granted to any Employee during any five-year period.

(b)  Incentive Stock Option.    An Award in the form of a stock option which shall comply with the requirements of Section 422 of the Code or any successor Section of the Code as it may be amended from time to time. Subject to adjustment in accordance with the provisions of Section 10, the aggregate number of shares which may be subject to incentive stock option Awards under this Plan shall not exceed 16,200,000 shares, subject in any Plan Year to the limitations of Section 5 of this Plan.

(c)  Stock Appreciation Right.    A right to receive the excess of the Fair Market Value of a share of Common Stock on the date the stock appreciation right is exercised over the Fair Market Value of a share of Common Stock on the date the stock appreciation right was granted; provided that no more than 10,000,000 stock options and stock appreciation rights in the aggregate (except that a stock appreciation right issued in tandem with a stock option shall be counted as one stock option for purposes of this maximum) may be granted to any Participant during any five-year period.

(d)  Restricted and Performance Share.    A transfer of Common Stock to a Participant, subject to such restrictions on transfer or other incidents of ownership, or subject to specified performance standards, for such periods of time as the Committee may determine; provided that no more than 5,000,000 performance shares (determined based upon the maximum number of shares of Common Stock that may be earned) may be granted to any Employee during any five-year period.

(e)  Restricted and Performance Share Unit.    A fixed or variable share or dollar-denominated unit subject to conditions of vesting, performance and time of payment as the Committee may determine, which are valued at the Committee’s discretion in whole or in part by reference to, or otherwise based on, the Fair Market Value of Common Stock and which may be paid in Common Stock, cash or a combination of both.

(f)  Dividend or Equivalent Right.    A right to receive dividends or their equivalent in value in Common Stock, cash or in a combination of both with respect to any new or previously existing Award.

(g)  Stock Award.    An unrestricted transfer of ownership of Common Stock which may only be made to Employees other than Employees who are officers or directors of the Corporation for purposes of Section 16 of the Exchange Act.

(h)  Other Stock-Based Awards.    Other Common Stock-based Awards which are related to or serve a similar function to those Awards set forth in this Section 6.

No Common Stock shall be issued pursuant to any Award unless consideration at least equal to the par value thereof has been received by the Corporation in the form of cash, services rendered or property.

The Committee may from time to time, establish performance criteria with respect to an Award. The performance criteria or standards may be based upon (i) earnings per share, (ii) return on average assets or (iii) return on average equity. Performance standards shall be determined by the Committee in its sole discretion and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee, including earnings, earnings growth, revenues, expenses, stock price, market share, charge-offs, loan loss reserves, reductions in non-performing assets, return on assets, return on equity or return on investment, regulatory compliance, satisfactory internal or external audits, improvement or financial ratings, achievement of balance sheet or income statement objectives, extraordinary charges, losses from discontinued operations, restatements and accounting changes and other unplanned special charges such as restructuring expenses, acquisition expenses including goodwill, unplanned stock offerings and strategic loan loss provisions. Such performance standards may be particular to a line of business, subsidiary or other unit or may be based on the performance of the Corporation generally.

7.    Award Summaries

Each Award under the Plan shall be evidenced by an Award Summary. Delivery of an Award Summary to each Participant shall constitute an agreement, subject to Section 4(d) and Section 9 hereof, between the Corporation and the Participant as to the terms and conditions of the Award.

8.    Other Terms and Conditions

(a)  Assignability.    Except to the extent permitted by Rule 16b-3 under the Exchange Act, or Section 422 of the Code, and as otherwise provided in the Award Summary, no Award shall be assignable or transferable except by will, the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code, and during the lifetime of a Participant, the Award shall be exercisable only by the Participant or such Participant’s guardian, legal representative or assignee under a qualified domestic relations order. In the event that any Award is transferred as permitted by the preceding sentence, the permitted transferee thereof shall be deemed the Award recipient hereunder. Stock options, incentive stock options and stock appreciation rights shall be exercisable during the transferee’s lifetime only by the Award recipient or by the Award recipient’s guardian, legal representative or similar person. Notwithstanding the foregoing, effective May 15, 2001, Awards under the Plan shall not be assignable pursuant to a qualified domestic relations order, nor shall an assignee under a qualified domestic relations order have any right to exercise an Award hereunder.

(b)  Termination of Employment.    The Committee shall determine the disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant’s employment.

(c)  Rights As A Stockholder.    A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant or his nominee, or guardian or legal representative becomes the holder of record. No adjustment will be made for dividends or other rights for which the record date is prior to such date.

(d)  No Obligation To Exercise.    The grant of an Award shall impose no obligation upon Participant to exercise the Award.

(e)  Payments By Participants.    The Committee may determine that Awards for which a payment is due from a Participant may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Corporation, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant; (iii) by a combination of the methods described in (i) and (ii) above; or (iv) by such other methods as the Committee may deem appropriate.

(f)  Withholding.    Except as otherwise provided by the Committee, (i) the deduction of withholding and any other taxes required by law will be made from all amounts paid in cash and (ii) in the case of payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld prior to receipt of such stock, or alternatively, a number of shares the Fair Market Value of which equals the amount required to be withheld may be deducted from the payment. The Committee may provide for shares of Common Stock to be withheld for tax withholding purposes in excess of the required minimum amount but not in excess of a Participant’s maximum marginal tax rate.

(g)  Restrictions on Sale and Exercise.    With respect to Employees who are officers and directors of the Corporation for purposes of Section 16 of the Exchange Act, and if required to comply with rules promulgated thereunder, (i) no Award providing for exercise, a vesting period, a restriction period or the attainment of performance standards shall permit unrestricted ownership of Common Stock by the Participant for at least six months from the date of grant, and (ii) Common Stock acquired pursuant to this Plan (other than Common Stock acquired as a result of the granting of a “derivative security”) may not be sold for at least six months after acquisition.

(h)  Designation of Beneficiaries.    Effective May 15, 2001, a Participant may designate a beneficiary to receive outstanding Awards upon the Participant’s death. If a Participant fails to designate a beneficiary, Awards that are outstanding at the time of the Participant’s death shall be transferred to the Participant’s surviving spouse (to the extent the Awards do not expire upon the Participant’s death). If the Participant does not have a surviving spouse, Awards shall be transferred to the Participant’s estate.

9.    Amendments

The Board may amend, suspend or discontinue the Plan at any time, and prior to a Change of Control (as defined in Section 12(b)) amend any or all Award Summaries granted under the Plan to the extent permitted by law. Any such action of the Board may be taken without the approval of the Corporation’s stockholders, but only to the extent that such stockholder approval is not required by applicable law or regulation, including specifically Rule 16b-3 of the Securities and Exchange Commission.

10.    Recapitalization

The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares thereof covered by each outstanding Award, and the price per share thereof in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Corporation, or other change in corporate or capital structure; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Corporation and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spinoff, extraordinary dividend or other similar transaction.

11.    No Right to Employment

No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Corporation or a Subsidiary. Further, the Corporation and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Summary issued hereunder.

12.    Change of Control

(a)  A “Change of Control” of the Corporation shall be deemed to have occurred in accordance with the Change of Control definition and standards adopted by the Board from time to time.

(b)  The effect of a Change of Control on any and all Awards granted on or after November 1, 2000 that are outstanding as of the date such Change of Control occurs shall be set forth in the applicable Award Summaries, as may be amended from time to time prior to the Change of Control.

(c)  Notwithstanding anything contained in the Plan or any Award Summary to the contrary, the effect of a Change of Control on any and all Awards granted before November 1, 2000 shall be determined in accordance with the terms of the Plan as in effect prior to November 1, 2000.

13.    Governing Law

To the extent that federal laws do not otherwise control, the Plan shall be construed in accordance with and governed by the law of the State of Delaware.

14.    Supplemental Plans

The Board shall have the authority to adopt plans, supplemental to this Plan, covering Employees residing outside the United States, including but not limited to the United Kingdom.

15.    Savings Clause

This Plan is intended to comply in all aspects with applicable law and regulation, including, with respect to those Employees who are officers or directors for purposes of Section 16 of the Exchange Act, Rule 16b-3 of the Securities and Exchange Commission. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws (including Rule 16b-3) so as to foster the intent of this Plan.

16.    Effective Date and Term

The effective date of this Plan is February 20, 2001. The Plan shall remain in effect until terminated by the Board.